SCHEDULE 14A INFORMATION
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ENCORE WIRE CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ENCORE WIRE CORPORATION
1329 Millwood Road
McKinney, Texas 75069
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2009
NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the “Company”) will be held on Tuesday, May 5, 2009, at 9:00 a.m., local time, at the Eldorado Country Club, 2604 Country Club Drive, McKinney, Texas, 75069, for the following purposes:
1.	To elect a Board of Directors for the ensuing year;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 16, 2009 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s 2008 Annual Report, containing a record of the Company’s activities and consolidated financial statements for the year ended December 31, 2008, is also enclosed.
Dated: March 23, 2009
By Order of the Board of Directors
FRANK J. BILBAN
Secretary
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

PROXY STATEMENT
GENERAL
PROPOSAL ONE
CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND NAMED OFFICERS
EXECUTIVE COMPENSATION
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS AND OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
OTHER BUSINESS
ANNEX A

ENCORE WIRE CORPORATION
1329 Millwood Road
McKinney, Texas 75069
PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 5, 2009
GENERAL
The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of Encore Wire Corporation (the “Company” or “Encore Wire” or “Encore”) for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 23, 2009.
The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.
Proxies
Shares entitled to vote and represented by a proxy in the accompanying form duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in favor of the other proposals set forth in the notice. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.
Voting Procedures and Tabulation
The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to ratify the appointment of the auditors.
Quorum and Voting Requirements
The only voting security of the Company outstanding is its common stock, par value $0.01 per share (“Common Stock”). Only the holders of record of Common Stock at the close of business on March 16, 2009, the record date for the meeting, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. On the record date, there were 22,996,502 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote. Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.
Election of Directors. Directors are elected by a plurality of the votes of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled will be elected. Cumulative voting is not permitted. Therefore, the six nominees who receive the most votes will be elected. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present.
Ratification of Appointment of Independent Auditors. The proposal to ratify the appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against such proposal. A broker non-vote or other limited proxy as to the proposal to ratify the auditors will be counted towards a meeting quorum, but such broker non-vote cannot be voted on such proposal and therefore will not be considered a part of the voting power with respect to the proposal. This has the effect of reducing the number of stockholder votes required to approve that proposal.

PROPOSAL ONE
ELECTION OF DIRECTORS
The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for a minimum of five directors, with such number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed at six the number of directors that will constitute the full Board of Directors. Therefore, six directors will be elected at the annual meeting.
All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.
The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All of the nominees are presently directors of the Company. With the exception of John H. Wilson, all of the nominees have served continuously as directors since the date of their first election or appointment to the Board. Mr. Wilson served as a director of the Company from April 1989 until May 1993 and was re-elected to the Board in May 1994.

Donald E. Courtney, age 78, Director since 1989.	Mr. Courtney has been President and Chairman of the Board of Directors of Investech, Ltd., which is a private importing firm, since 1994. Mr. Courtney is also currently Chairman of Tempo Lighting, Inc. and Chairman of MDinTouch, Inc.

Thomas L. Cunningham, age 66, Director since May 2003.	Mr. Cunningham has been self-employed as a Certified Public Accountant since January 1997 and for other earlier interim periods in 1991-92. As part of his CPA practice, Mr. Cunningham is currently licensed as a financial advisor under NASD Series 24 and 65 by H. D. Vest Financial Services, a nonbank subsidiary of Wells Fargo. From 1993 through 1996, Mr. Cunningham worked as a senior equity research analyst covering special situations with William K. Woodruff Incorporated and Rauscher Pierce Refsnes Inc. (now RBC Dain Rauscher). Mr. Cunningham served over 28 years at Ernst & Young LLP (and predecessor firms) where he withdrew as a partner in September 1991. From May 2003 through December 2008, Mr. Cunningham served as a director and Chairman of the Audit Committee of Healthaxis Inc., and from December 1991 through October 2003 was a director and Chairman of the Audit Committee of Bluebonnet Savings Bank FSB, Dallas, Texas. Bluebonnet was voluntarily liquidated as a profitable savings bank in October 2003. Beginning March 2008, Mr. Cunningham began serving as a director of Equity Bank, SSB, Dallas, Texas. He was elected Chairman of Equity Bank on July 1, 2008.

Daniel L. Jones, age 45, Director since May 1994.	Mr. Jones has held the title of President and Chief Executive Officer of the Company since February 2006. He performed the duties of the Chief Executive Officer in an interim capacity from May 2005 to February 2006. From May 1998 until February 2006, Mr. Jones was President and Chief Operating Officer of the Company. He previously held the positions of Chief Operating Officer from October 1997 until May 1998, Executive Vice President from May 1997 to October 1997, Vice President-Sales and Marketing from 1992 to May 1997, after serving as Director of Sales since joining the Company in November 1989.

William R. Thomas III age 37, Director since May 2007.	Mr. Thomas became Assistant Vice President at Capital Southwest Corporation, a publicly-traded venture capital investment company in July 2008. He performed the duties of Investment Associate at Capital Southwest since July 2006. From 2004 to 2006, Mr. Thomas earned his M.B.A. from Harvard Business School. During a portion of his time at Harvard, Mr. Thomas served as a consultant at Investor Group Services, a consulting firm serving private equity clients. From 1993 through 2004, Mr. Thomas served in the U.S. Air Force, reaching the rank of Major. During his time in the Air Force, Mr. Thomas served in contract and logistics management positions in the Air Mobility Command and as chief pilot of an Air Force Airlift Group.

Scott D. Weaver, age 50, Director since May 2002.	Mr. Weaver became Vice President of Western Refining, Inc., a public refining and marketing company located in El Paso, Texas on December 31, 2007. He has been a Director of Western Refining, Inc. since 2005. From August 2005 to December 2007, Mr. Weaver served as Chief Administrative Officer of Western Refining and from June 2000 to August 2005, Mr. Weaver served as Chief Financial Officer of Western Refining. From 1993 until June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and Secretary of Encore Wire. Mr. Weaver also serves as a director of Wellington Insurance Company, a privately held insurance company.

John H. Wilson, age 66, Director from 1989 until May 1993 and since May 1994.	Mr. Wilson has been President of U.S. Equity Corporation, a venture capital firm, since 1983. Mr. Wilson is currently a director of Capital Southwest Corporation and Palm Harbor Homes, Inc., a manufactured housing company.
The Board of Directors has created the honorary position of chairman emeritus and has designated Vincent A. Rego the chairman emeritus of the Company, in recognition of his extraordinary contributions to the Company which he co-founded in 1989, and to the entire electrical wire and cable industry since the 1950s. Mr. Rego’s appointment as chairman emeritus shall endure for the duration of his life during which he shall be invited and shall have the right to attend and observe all meetings of the Board of Directors.
There are no family relationships between any of the nominees or between any of the nominees and any director or executive officer of the Company. Mr. Wilson was originally elected to the Board of Directors of the Company pursuant to the terms of an investment purchase agreement entered into in connection with the formation of the Company in 1989. The director election provisions of the agreement were terminated in connection with the Company’s initial public offering in 1992.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH ABOVE.
CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
Board Independence
The Board has determined that each of the following directors and director nominees is “independent” as defined by Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market. (“NASDAQ”):
Thomas L. Cunningham
William R. Thomas III
Scott D. Weaver
John H. Wilson
The Board has determined that each of the current members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committees of the Board of Directors is “independent” within the rules set forth in the listing standards of NASDAQ. In assessing the director independence standards, the Board considered that Scott Weaver was employed by the Company from 1993 until June 2000. The Board concluded, based on all the facts and circumstances, that this past relationship with the Company does not affect Mr. Weaver’s independence as a director under NASDAQ’s independence definition.
Board Structure and Committee Composition
As of the date of this proxy statement, the Board has six directors and the following three committees: Audit, Compensation, and Nominating and Corporate Governance. The membership and function of each committee is described below. Each of the committees operates under a written charter adopted by the Board of Directors. A current copy of each charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
During the Company’s calendar year ended December 31, 2008, the Board of Directors held a total of four meetings. Each director attended at least 75% of the aggregate of such meetings held during the period in which such director served. Each director attended at least 75% of the meetings held by all committees on which such director served. Directors are encouraged to attend annual meetings of the stockholders of the Company. Each director attended the 2008 annual meeting of the stockholders of the Company.

Audit Committee
The current members of the Audit Committee are Scott D. Weaver (Chairman), Thomas L. Cunningham and John H. Wilson, each of whom meet the independence requirements of the applicable NASDAQ and the Securities and Exchange Commission (the “SEC”) rules. The same individuals served as members of the Audit Committee during 2008. The Audit Committee met seven times during 2008. The role of the Audit Committee is to review, with the Company’s auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent auditors. A current copy of the Audit Committee Charter, as amended to reflect technical amendments to rules promulgated by the Public Company Accounting Oversight Board and the SEC, is attached as Annex A, and is available under the “Investors” section of the Company’s website at www.encorewire.com.
The Board has determined that Thomas L. Cunningham, Scott D. Weaver and John H. Wilson are the “audit committee financial experts” of the Company, as defined in the rules established by the NASDAQ and the SEC.
Compensation Committee
The current members of the Compensation Committee are John H. Wilson (Chairman), Scott D. Weaver, Thomas L. Cunningham, and William R. Thomas III. Joseph M. Brito and the current members of the Compensation Committee served as members of the Compensation Committee during 2008. At the 2008 annual meeting of stockholders, Joseph M. Brito retired from the Board and the Compensation Committee. The Compensation Committee met three times during 2008. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also supervises and administers the Company’s stock option plan and all other compensation and benefit policies, practices and plans of the Company. A current copy of the Compensation Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are John H. Wilson (Chairman), Scott D. Weaver, Thomas L. Cunningham, and William R. Thomas III. Joseph M. Brito and the current members of the Nominating and Corporate Governance Committee served as members of the Nominating and Corporate Governance Committee during 2008. At the 2008 annual meeting of stockholders, Joseph M. Brito retired from the Board and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met one time in 2008. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Board members, advises the Board concerning Board membership, leads the Board in an annual review of Board performance, and recommends director nominees to the Board. A current copy of the Nominating and Corporate Governance Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Consideration of Director Nominees
Stockholder nominees
The policy of the Nominating and Corporate Governance Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria adopted by the Board as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Nominating and Corporate Governance Committee
c/o Corporate Secretary
Encore Wire Corporation
1329 Millwood Road
McKinney, Texas 75069
Director Qualifications
The Board has adopted criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board. Among the qualifications provided by the criteria, nominees should be of the highest ethical character and share the values of the Company. Nominees should have reputations consistent with the image and reputation of the Company and should be highly accomplished in their respective fields, possessing superior credentials and recognition. Nominees should also be active or former senior executive officers of public or significant private companies or leaders in various industries, including the electrical wire and cable industry. Nominees should also have the demonstrated ability to exercise sound business judgment.
Identifying and Evaluating Nominees for Directors
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Nominating and Corporate Governance Committee will consider prospective candidates. Candidates for director may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons as provided by the Charter of the Nominating and Corporate Governance Committee. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee along with the other recommendations. In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria adopted by the Board as described above in “Director Qualifications,” which seeks to achieve a balance of knowledge, experience, and expertise on the Board.
Stockholder Communications with the Board
The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board of Directors c/o Corporate Secretary, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.
Report of the Audit Committee
To the Stockholders of Encore Wire Corporation:
The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process including the Company’s system of internal controls, and the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.
It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not represent themselves to be or to serve as accountants or auditors of the Company. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s annual report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence.
The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with management during the year to review the Company’s Sarbanes-Oxley Section 404 compliance efforts related to internal controls over financial reporting. The Audit Committee held seven meetings during 2008.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors.
AUDIT COMMITTEE
Scott D. Weaver, Chairman
John H. Wilson
Thomas L. Cunningham
The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”).
Code of Business Conduct and Ethics
In connection with the Company’s long-standing commitment to conduct its business in compliance with applicable laws and regulations and in accordance with its ethical principles, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees, officers, directors, and advisors of the Company. The Code of Business Conduct and Ethics of the Company is available under the “Investors” section of the Company’s website at www.encorewire.com, and is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND NAMED OFFICERS
The following table sets forth, as of March 16, 2009, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and named officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned (1)
	Number		Percent
Name	of Shares		of Class
Directors and Nominees for Director
Donald E. Courtney	295,143	(2)	1.28%
Thomas L. Cunningham	20,871		0.09%
Daniel L. Jones	435,907	(3)	1.87%
Vincent A. Rego, Chairman Emeritus	192,813		0.84%
William R. Thomas III	—		—
Scott D. Weaver	20,000	(4)	0.09%
John H. Wilson	—		—

Named Officers (excluding directors and nominees named above)
Frank J. Bilban	112,182	(5)	0.49%
David K. Smith	73,178	(6)	0.32%
Kevin M. Kieffer	23,576	(7)	0.10%
Rick R. Gottschalk	800	(8)	** (9)
All Directors and Named Officers as a group (11 persons)	1,174,470	(10)	5.01%

Beneficial Owners of More than 5% (excluding persons named above)
Advisory Research, Inc. 180 North Stetson St., Suite 5500 Chicago, IL 60601	4,301,863	(11)	18.71%

Capital Southwest Corporation 12900 Preston Road Dallas, Texas 75230	4,086,750	(12)	17.77%

Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017	3,823,054	(13)	16.62%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	1,269,058	(14)	5.52%

(1)	Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by such stockholder.

(2)	Includes 57,552 shares of Common Stock owned by Mr. Courtney’s spouse. Mr. Courtney disclaims beneficial ownership of the shares owned by his spouse.

(3)	Includes 268,500 shares of Common Stock subject to stock options that are exercisable within 60 days, 10,125 shares of Common Stock owned by Mr. Jones’ spouse and 337 shares owned by Mr. Jones’ minor son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse and his son.

(4)	Includes 20,000 shares of Common Stock pledged to Merrill Lynch as security for a line of credit.

(5)	Includes 74,000 shares of Common Stock underlying stock options that are exercisable within 60 days.

(6)	Includes 72,351 shares of Common Stock underlying stock options that are exercisable within 60 days.

(7)	Includes 23,000 shares of Common Stock underlying stock options that are exercisable within 60 days.

(8)	Includes 800 shares of Common Stock underlying stock options that are exercisable within 60 days.

(9)	Represents less than 0.01% of the Company’s outstanding Common Stock.

(10)	Includes an aggregate of 438,651 shares of Common Stock that directors and named officers have the right to acquire within 60 days pursuant to the exercise of stock options.

(11)	As reported in Amendment No. 1 to Schedule 13G filed February 13, 2009 with the SEC by Advisory Research, Inc.

(12)	As reported in a Schedule 13D filed October 13, 1998 with the SEC by Capital Southwest Corporation showing its beneficial ownership of Company stock, including 2,774,250 shares held by Capital Southwest Venture Corporation, a wholly-owned subsidiary of Capital Southwest Corporation.

(13)	As reported in a Schedule 13G filed February 13, 2009 with the SEC, Third Avenue Management LLC (“TAM”) has the right to receive dividends from, and the proceeds from the sale of, 2,126,051 of the shares reported by TAM, Met Investors Series Trust-Third Avenue Small Cap Portfolio, an investment company registered under the Investment Company Act of 1940 (the “Trust”), has the right to receive dividends from, and the proceeds from the sale of, 1,697,003 of the shares reported by TAM. As reported in a Schedule 13G filed February 13, 2009 with the SEC, Met Investors Advisory, LLC, (“Met Investors”) an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, serves as investment manager of the Trust. In its role as investment manager of the Trust, Met Investors has contracted with certain sub-advisers to make the day-to-day investment decisions investment for the certain series of the Trust. Met Investors and the Trust share power to vote or direct the vote and dispose or direct the disposition of 1,697,003 shares of Company stock.

(14)	As reported in a Schedule 13G filed February 9, 2009 with the SEC, Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses power to vote or direct the vote of 1,236,258 shares of Company stock and the power to dispose or direct the disposition of 1,269,058 shares of Company stock that are owned by the Funds. Dimensional disclaims beneficial ownership of all securities owned by the Funds.
EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis section addresses the following topics: (i) the members and role of the compensation committee (the “Compensation Committee”); (ii) our compensation-setting process; (iii) our compensation philosophy; (iv) the components of our officer compensation program; and (v) our decisions for compensation earned in 2008.
Throughout this proxy statement the individuals whose compensation is reported in the “Summary Compensation Table” are referred to as the “named officers.” In this “Compensation Discussion and Analysis” section, the terms, “we,” “our,” “us,” and the “Committee” refer to the Compensation Committee.
The Compensation Committee
Committee Members and Independence
John H. Wilson (Chairman), Scott D. Weaver, Thomas L. Cunningham and William R. Thomas III are the current members of the Compensation Committee. At the 2008 annual meeting of stockholders, Joseph M. Brito retired from the Board and the Compensation Committee. Mr. Wilson, who has served on the Board of Directors from 1989 until May 1993 and since May 1994, is the Committee Chairman. Each member of the Committee qualifies as an independent director under NASDAQ listing standards.
Role of the Committee
The Compensation Committee administers the compensation program for the officers and certain key employees of the Company and makes all related decisions. The Committee also administers the Company’s employee stock option plan and all other compensation and benefit policies, practices and plans of the Company. The Committee ensures that the total compensation paid to the officers is fair, reasonable and competitive. The Compensation Committee did not retain compensation advisors with respect to compensation earned during 2008, nor has it done so in the past. We operate under a written charter adopted by the Board. The charter is available under the “Investors” section of the Company’s website at www.encorewire.com. The fundamental responsibilities of our Committee are:
•	to review at least annually the goals and objectives and the structure of the Company’s plans for officer compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement and health insurance plans);

•	to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s compensation plans, and to determine his compensation level based on this evaluation;

•	to review annually and determine the compensation level of all officers and certain key employees of the Company, in light of the goals and objectives of the Company’s compensation plans;

•	in consultation with the Chief Executive Officer, to oversee the annual evaluation of management of the Company, including other officers and key employees of the Company;

•	periodically, as the Committee deems necessary or desirable and pursuant to the applicable equity-based compensation plan, to grant, or recommend that the Board grant, equity-based compensation awards to any officer or employee of the Company for such number of shares of Common Stock as the Committee, in its sole discretion, shall deem to be in the best interest of the Company; and

•	to review and recommend to the Board all equity-based compensation plans.
Committee Meetings
The Compensation Committee meets as often as necessary to perform its duties and responsibilities. We held three meetings during 2008 and have held one meeting so far during 2009. We typically meet with the Chief Executive Officer. We also meet in executive session without management.
The Compensation-Setting Process
We meet in executive session each year to evaluate the performance of the officers and certain key employees, to determine their incentive bonuses for the prior year, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.
Although many compensation decisions are made in the first and fourth quarter, our compensation planning process continues throughout the year. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.
Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:
•	evaluating employee performance; and

•	recommending salary levels, bonus awards and stock option awards.
The Chief Executive Officer also participates in Compensation Committee meetings at the Compensation Committee’s request to provide:
•	background information regarding the Company’s strategic objectives;

•	his evaluation of the performance of the officers (other than himself) and other key employees; and

•	compensation recommendations as to the officers (other than himself).
Compensation Philosophy
The Company believes in rewarding officers based on individual performance as well as aligning the officers’ interests with those of the stockholders with the ultimate objective of improving stockholder value. To that end, the Committee believes officer compensation packages provided by the Company to its officers should include both cash and stock-based compensation that reward performance.

The Compensation Committee seeks to achieve the following goals with the Company’s officer compensation programs: to attract, retain and motivate key officers and to reward officers for value creation. The individual judgments made by the Compensation Committee are subjective and are based largely on the Compensation Committee’s perception of each officer’s contribution to both past performance and the long-term growth potential of the Company.
At the core of our compensation philosophy is our guiding belief that pay should be linked to performance, and several factors underscore that philosophy. A substantial portion of officer compensation is determined by each officers’ contribution to the Company’s profitability based largely on a review of each officer’s performance of their specific duties and responsibilities that the Chief Executive Officer conducts with the compensation committee. We do not have any employment, severance or change-in-control agreements with any of our officers. We do not believe in discounted stock options, reload stock options or re-pricing of stock options.
The Committee believes that total compensation and accountability should increase with position and responsibility. Consistent with this philosophy, total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s targeted results and strategic initiatives. As position and responsibility increases, a greater portion of the officer’s total compensation is performance-based pay.
In addition, our compensation methods focus management on achieving strong annual performance in a manner that supports and encourages the Company’s long-term success and profitability. We believe that stock options issued under the Company’s stock option plan create long-term incentives that align the interests of management with the interests of long-term stockholders.
Finally, while the Company’s overall compensation levels must be sufficiently competitive to attract talented leaders, we believe that compensation should be set at responsible levels. Our officer compensation programs are intended to be consistent with the Company’s cost control strategies.
2008 Compensation
This section describes the compensation decisions that the Committee made with respect to the named officers for 2008.
Executive Summary
In 2008 and the first quarter of 2009, we continued to apply the compensation principles described above in determining the compensation of our named officers. In summary, the compensation decisions made for 2008 for the named officers were as follows:
•	We increased base salaries for each named officer.

•	We increased cash incentive (bonus) payments to each named officer.

•	We granted stock options to each named officer.
The Committee determined that each named officer contributed to the Company’s success in this difficult economic climate in the U. S. construction industry. The Committee increased the salaries of the named officers to reward them for contributing to the Company’s profitability despite the weak industry environment and overall U.S. economy and to reflect the Committee’s determination, based on the Committee members’ opinions and personal experiences, that an increase was warranted to make the salaries of the named officers commensurate with officers in similar positions with similar companies. The Committee also awarded cash incentive bonus payments and stock options to reflect each named officer’s contributions.
Base Salary
In determining base salaries, we consider the officer’s qualifications and experience, scope of responsibilities, the goals and objectives established for the officer, the officer’s past performance, internal pay equity, the tax deductibility of base salary and cash incentive payments and the extent to which the company’s earnings were affected by the officer’s actions. The relative amounts of the base salary and bonus of our officers are set at levels so that a significant portion of the total compensation that such officer can earn is performance-based pay.
Base salary is largely determined based on the subjective judgment of the Committee without the use of a formula, taking into account the factors described above. In determining the base salary of the officers, the Committee periodically refers to surveys of compensation data for similar positions with similar companies, including the 2006-2007 Watson Wyatt Salary Survey.
For 2008, the Committee set the base salary for Mr. Jones at $550,000, a 22.2% increase from his previous salary of $450,000; the base salary for Mr. Bilban at $250,000, a 19.0% increase from his previous salary of $210,000; the base salary for Mr. Kieffer at

$215,000, a 7.5% increase from his previous salary of $200,000; the base salary for Mr. Smith at $165,000, a 3.1% increase from his previous salary of $160,000; and the base salary for Mr. Gottschalk at $130,000, an 8.3% increase from his previous salary of $120,000. In determining the increases in the named officers’ base salaries for 2008, the Committee considered the individual performance of each named officer to the Company’s profitability in 2007 relative to the weak industry environment, public companies generally, and the U.S. economy. These salary adjustments were based on a performance evaluation conducted by the Chief Executive Officer on each officer’s performance of their duties and responsibilities and their overall contributions to the management team’s performance. The Chief Executive Officer’s evaluations are discussed with the Compensation Committee along with his recommendations for salary adjustments. The committee reviews the Chief Executive Officer’s recommendations along with their salary survey knowledge to reach final determinations of all officer compensation components, including base salary, bonus and stock option awards.
Cash Incentive
Cash incentive bonus payments are discretionary, based primarily on each named officer’s contribution to the Company’s profitability over the applicable performance measurement periods. The Company makes its cash incentive bonus payments, if any, during the first quarter of the year following the applicable performance measurement period. For example, the 2008 bonuses paid to the named officers were paid in the first quarter of 2009 based on such officers’ contribution to the Company’s profitability during 2008. The Committee believes that profitability is the most useful measure of management’s effectiveness in creating value for the stockholders of the Company. No specific formula is used in making such bonus determinations.
For 2008, Mr. Jones received a cash incentive payment of $450,000, a 25% increase from his 2007 cash incentive payment of $360,000; Mr. Bilban received a cash incentive payment of $200,000, a 66.7% increase from his 2007 cash incentive payment of $120,000; Mr. Kieffer received a cash incentive payment of $100,000, a 25% increase from his 2007 cash incentive payment of $80,000; Mr. Smith received a cash incentive payment of $90,000, a 2.3% increase from his 2007 cash incentive payment of $88,000; and Mr. Gottschalk received a cash incentive payment of $100,000, an 11.1% increase from his 2007 cash incentive payment of $90,000. In determining the cash incentive bonus payments for the named officers in 2008, the Committee considered the individual performance of each named officer during 2008. The Committee considered, among other things, the fact that each named officer contributed to the 31% increase in the Company’s diluted earnings per share in 2008 from $1.30 per share in 2007 to $1.70 per share in 2008, notwithstanding the weak industry environment, a decline in the performance of many public companies and a general decline in the U.S. and global economies.
Equity Incentive
The Company’s named officers are eligible to receive performance-based stock options granted under the Encore Wire Corporation 1999 Stock Option Plan, as amended and restated (as more fully described in Note 6 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference). The Company grants all stock options based on the fair market value as of the date of grant. The exercise price for stock option grants is determined by reference to the closing price per share on NASDAQ at the close of business on the date of grant. Other than the stock option plan described above, the Company does not have any other equity incentive plans currently in place.
Option awards under the option plan discussed above are made at regular or special Compensation Committee meetings. The effective date for such grants is the date of such meeting. The Company may also make grants of equity incentive awards at the discretion of the Compensation Committee or the board of directors in connection with the hiring of new officers and other employees.
In determining the number of options to be granted to officers and the frequency of option grants, the Compensation Committee takes into account the individual’s position, scope of responsibility, ability to affect profitability, the individual’s performance and the value of stock options in relation to other elements of total compensation. In addition, since the Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the stockholders, the Company’s profitability in its industry and over the applicable performance measurement periods is also taken into account when determining the number of options to be granted to officers.
During 2008, the named officers received grants of stock options with the following amounts of shares of Common Stock underlying such awards: 30,000 (Mr. Jones), 10,000 (Mr. Bilban), 15,000 (Mr. Kieffer), 4,000 (Mr. Smith) and 4,000 (Mr. Gottschalk). In determining the stock option awards granted to the named officers, the Committee took into account the same considerations it did in determining the increases in the named officers’ base salaries. On December 31, 2008, unexercised options covering 633,976 shares were outstanding, and 147,300 shares remained available for future stock option grants, under the Company’s amended 1999 Stock Option Plan. On December 31, 2008, Mr. Jones held vested stock options to purchase 268,500 shares having a market value of $3,471,970 at a cost of $1,618,790, for a potential gain of $1,853,180; Mr. Bilban held vested stock options to purchase 74,000 shares having a market value of $911,110 at a cost of $491,930, for a potential gain of $419,180; Mr. Kieffer held vested stock options to purchase 23,000 shares having a market value of $5,610 at a cost of $810,270, for no potential gain; Mr. Smith held vested stock options to purchase 72,351 shares having a market value of $807,160 at a cost of $564,615, for a potential gain of $242,545; and Mr. Gottschalk held vested stock options to purchase 800 shares having a market value of $1,496 at a cost of $13,672, for no potential gain. The market value of the vested options held by the named officers is calculated based on the difference between the exercise price and the closing price of the Common Stock on NASDAQ on December 31, 2008.
Perquisites and Other Personal Benefits Compensation
The Company provides officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to officers. The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of Company matching contributions to the named officers’ 401(k) accounts, the value of certain life insurance benefits and the cost of vehicle leases and country club memberships to the Company. Named officers did not receive any other perquisites or other personal benefits or property.
Accounting for Stock-Based Compensation
Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its 1999 Stock Option Plan, in accordance with the requirements of FASB Statement 123(R).
Reasonableness of Compensation
After considering the aggregate compensation paid to the named officers for 2008, the Committee has determined that the compensation is reasonable and not excessive. In making this determination, we considered many factors, including the following:
•	Including base salaries, cash incentive bonuses and stock options, the total compensation levels for the named officers are reasonable in relation to officers in similar positions with similar companies.

•	Despite the current industry environment, our high order fill rates, innovative products and low cost structure continue to set industry standards.

•	The Company achieved higher profitability in 2008, notwithstanding the Company’s weak industry environment, a decline in the performance of many public companies and a general decline in the U.S. and global economies.

•	The named officers have no severance or change-in-control agreements with the Company.
Report of the Compensation Committee
To the Stockholders of Encore Wire Corporation:
The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:
Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act, or the Securities Exchange Act, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.
The foregoing report is provided by the following directors, who constitute the Committee:
COMPENSATION COMMITTEE
John H. Wilson, Chairman
Scott D. Weaver
Thomas L. Cunningham
William R. Thomas, III

Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the named officers for the year ended December 31, 2008. The Company has not entered into any employment agreements or severance agreements with any of the named officers.
Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified	All
Name and						Non-Equity	Deferred	Other
Principal					Option Awards	Incentive Plan	Compensation	Compensation
Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	($)(1)	Compensation	Earnings ($)	($)(2)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Daniel L. Jones	2008	550,000	450,000	—	39,235	—	—	24,620 (3)	1,063,855
President and CEO	2007	433,333	360,000	—	—	—	—	24,340	817,673
	2006	400,000	450,000	—	73,250	—	—	25,600	948,850

Frank J. Bilban	2008	250,000	200,000	—	13,078	—	—	25,035 (4)	488,113
Vice President Finance,	2007	200,000	120,000	—	—	—	—	22,641	342,641
Chief Financial Officer	2006	180,000	150,000	—	49,030	—	—	19,981	399,011

Kevin Kieffer	2008	215,000	100,000	—	214,685	—	—	16,235 (5)	545,920
Vice President — Sales	2007	200,000	80,000	—	195,067	—	—	11,486	486,553
	2006	116,667	100,000	—	66,587	—	—	0	283,254

David K. Smith	2008	165,000	90,000	—	5,231	—	—	0	260,231
Vice President —	2007	160,000	88,000	—	—	—	—	0	248,000
Operations	2006	160,000	110,000	—	48,833	—	—	0	318,833

Rick Gottschalk	2008	130,000	100,000	—	5,231	—	—	11,461 (6)	246,692
Vice President —	2007	120,000	90,000	—	6,008	—	—	0	216,008
Information Technology	2006	120,000	110,000	—	13,350	—	—	0	243,350

(1)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123(R) of awards pursuant to the Company’s 1999 Stock Option Plan and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in footnote 1 to the Company’s audited financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2009.

(2)	Any amounts shown in column (i) for company vehicle leases or country club memberships reflect the full cost to the Company of such vehicle lease or country club membership for such calendar year, however, only a portion of such costs represents a perquisite. The club memberships generally are maintained for business entertainment purposes but may also be used for personal use. Pursuant to SEC guidelines, a zero is reported in this column where the aggregate amount of perquisites and other benefits received is less than $10,000.

(3)	The amount in column (i) reflects:
•	$7,750 in matching contributions by the Company to Mr. Jones pursuant to the Company’s 401(k) Plan.

•	$10,561 attributable to Mr. Jones’ use of a Company-provided automobile.

•	$6,170 attributable to the use of a Company country-club membership by Mr. Jones.

•	$139 attributable to life insurance benefits provided by the Company for Mr. Jones pursuant to the Company’s Life Insurance Plan.
(4)	The amount in column (i) reflects:
•	$10,525 in matching contributions by the Company to Mr. Bilban pursuant to the Company’s 401(k) Plan.

•	$9,240 attributable to Mr. Bilban’s use of Company-provided automobile.

•	$5,131 attributable to the use of a Company country club membership by Mr. Bilban.

•	$139 attributable to life insurance benefits provided by the Company for Mr. Bilban pursuant to the Company’s Life Insurance Plan.
(5)	The amount in column (i) reflects:
•	$7,750 in matching contributions by the Company to Mr. Kieffer pursuant to the Company’s 401(k) Plan.

•	$8,347 attributable to Mr. Kieffer’s use of Company-provided automobile.

•	$139 attributable to life insurance benefits provided by the Company for Mr. Kieffer pursuant to the Company’s Life Insurance Plan.
(6)	The amount in column (i) reflects:
•	$6,575 in matching contributions by the Company to Mr. Gottschalk pursuant to the Company’s 401(k) Plan.

•	$4,748 attributable to the use of a Company country club membership by Mr. Gottschalk.

•	$139 attributable to life insurance benefits provided by the Company for Mr. Gottschalk pursuant to the Company’s Life Insurance Plan.

2008 Grants of Plan Based Awards

		All Other	All Other
		Stock	Option
		Awards:	Awards:		Grant Date
		Number of	Number of	Exercise or	Fair Value
		Shares of	Securities	Base Price of	of Stock
		Stock or	Underlying	Option	and Option
	Grant	Units	Options	Awards	Awards
Name	Date	(#)	(#)	($/sh)	($)(1)
(a)	(b)	(i)	(j)	(k)	(l)
Daniel L. Jones	2/19/2008 (2)	—	30,000	$17.09	$231,900

Frank J. Bilban	2/19/2008 (2)	—	10,000	$17.09	$77,300

Kevin M. Kieffer	2/19/2008 (2)	—	15,000	$17.09	$115,950

David K. Smith	2/19/2008 (2)	—	4,000	$17.09	$30,920

Rick R. Gottschalk	2/19/2008 (2)	—	4,000	$17.09	$30,920

(1)	The amounts in column (l) are the grant date fair value of option awards, calculated in accordance with FAS 123(R).

(2)	These option awards were granted to the named officers pursuant to the standard terms of option awards granted under the Company’s 1999 Stock Option Plan, including; five-year vesting at 20% per year, ten-year life of option, and exercise price set at the closing price of the stock on the NASDAQ Stock Market on the day of the grant.
Outstanding Equity Awards at 2008 Year-End

	Option Awards				Stock Awards
								Equity
								Incentive
			Equity					Plan
			Incentive			Number		Awards:
			Plan			Of	Market	Number of	Equity Incentive
			Awards:			Shares	Value of	Unearned	Plan Awards:
	Number of	Number of	Number of			or Units	Shares or	Shares,	Market or Payout
	Securities	Securities	Securities			of Stock	Units of	Units or	Value of
	Underlying	Underlying	Underlying			That	Stock	Other	Unearned Shares,
	Unexercised	Unexercised	Unexercised	Option		Have	That	Rights	Units or Other
	Options	Options	Unearned	Exercise	Option	Not	Have Not	That Have	Rights That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Daniel L. Jones	150,000	—	—	$4.33	12/16/09	—	—	—	—
	112,500	—	—	$7.70	10/24/11	—	—	—	—
	6,000	24,000 (1)	—	$17.09	02/19/18	—	—	—	—

Frank J. Bilban	12,000	—	—	$3.75	06/19/10	—	—	—	—
	15,000	—	—	$4.42	01/05/11	—	—	—	—
	45,000	—	—	$7.70	10/24/11	—	—	—	—
	2,000	8,000 (1)	—	$17.09	02/19/18	—	—	—	—

Kevin M. Kieffer	20,000	30,000 (2)	—	$37.95	09/01/16	—	—	—	—
	3,000	12,000 (1)	—	$17.09	02/19/18	—	—	—	—

David K. Smith	71,551	—	—	$7.70	10/24/11	—	—	—	—
	800	3,200 (1)	—	$17.09	02/19/18	—	—	—	—

Rick R. Gottschalk	800	3,200 (1)	—	$17.09	02/19/18	—	—	—	—

(1)	Options vest in five years at 20% per year, with the first options vesting on February 19, 2009.

(2)	Options vest in five years at 20% per year, with the first options vesting on September 1, 2007.

2008 Option Exercises and Stock Vested

	Number of Shares		Number of
	Acquired on	Value	Shares Acquired on	Value Realized
	Exercise	Realized on Exercise	Vesting	on Vesting
	(#)	($)	(#)	($)
Name	(b)	(c)	(d)	(3)
Daniel L. Jones	—	—	—	—

Frank J. Bilban	—	—	—	—

Kevin M. Kieffer	—	—	—	—

David K. Smith	—	—	—	—

Rick R. Gottschalk	6,000	89,553	—	—
The section entitled “Equity Compensation Plan Information” appearing in Item 5 of the Company’s Form 10-K for the year ending December 31, 2008 sets forth certain information with respect to the Company’s equity compensation plan and is incorporated herein by reference.
2008 Director Compensation

Change in
Pension Value
	Fees				and
	earned			Non-Equity	Nonqualified
	or paid	Stock	Option	Incentive Plan	Deferred	All Other
	in cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings ($)	($)	($)
Each non-employee director (1)	20,000	—	—	—	—	—	20,000
Vincent A. Rego	180,000	—	—	—	—	—	180,000

(1)	Director fees paid to each director, except Daniel L. Jones, President and CEO of the Company and Vincent A. Rego, Chairman Emeritus of the Company.
Prior to 2007, directors had not received fees for serving on the Board of Directors or any committee thereof. In the fourth quarter of 2006, the Board of Directors approved Board fees to be paid to all non-employee Directors at the rate of $5,000 per quarter beginning March of 2007. In addition, the Company reimburses directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings.
In consideration of the past services of Vincent A. Rego to the Company since its inception and as compensation for Mr. Rego’s future services as a consultant to, and as Chairman Emeritus of the Company, the Compensation Committee, in a special meeting on January 7, 2008, determined to continue Mr. Rego’s compensation for the period commencing January 1, 2008 until further review by the Compensation Committee or the Board of Directors at $15,000 per month, payable in accordance with the payroll practices of the Company.
Potential Payments upon Termination or Change-in-Control
Upon a Change in Control, all outstanding stock options under the 1999 Stock Option Plan will become fully exercisable. For the purposes of the 1999 Stock Option Plan, a “Change in Control” occurs in any one of the following circumstances:
•	any person shall have become the beneficial owner of or shall have acquired, directly or indirectly, securities of the Company representing 50% or more (in addition to such person’s current holdings) of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest;

•	the Company is a party to a merger, consolidation, sale of assets, or other reorganization, or a proxy contest, as a consequence of which the members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or

•	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
Assuming a Change in Control occurred on December 31, 2008, the named officers would be entitled to accelerated vesting of all unexercisable stock options having values of $44,880 (Mr. Jones), $14,960 (Mr. Bilban), $5,984 (Mr. Smith), $22,400 (Mr. Kieffer) and $5,984 (Mr. Gottschalk), based on the difference between the exercise price of the accelerated options and the closing price of the Common Stock on NASDAQ on December 31, 2008. The actual benefit that a named officer may receive upon a Change in Control can only be determined at the time of such Change in Control.
Pension Benefits and Nonqualified Deferred Compensation
The company does not offer any post employment compensation that would be required to be disclosed on the “Pension Benefits” or “Non-qualified Deferred Compensation” table.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2008 were John H. Wilson, Joseph M. Brito, Thomas L. Cunningham, Scott D. Weaver and William R. Thomas III. At the 2008 annual meeting of stockholders, Joseph M. Brito retired from the Board and the Compensation Committee. None of the members of the Compensation Committee was an officer or employee of the Company in 2008. From 1993 until June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and Secretary of the Company. No executive officer of the Company served as a director or a member of the compensation committee of another entity, one of whose executive officers either served on the Board of Directors or on the Compensation Committee.
Certain Relationships and Related Party Transactions
Policies and Procedures
The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party, as set forth in the Related Party Transactions Policy adopted by the Board of Directors. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. The Audit Committee Charter, as amended to reflect technical amendments to rules promulgated by the Public Company Accounting Oversight Board and the SEC, is attached as Annex A, and is available at www.encorewire.com under the “Investors” section.
To identify related party transactions, each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes with the interests of the Company as a whole. Our Code of Business Conduct and Ethics requires all directors, officers and employees who have a conflict of interest to immediately notify their supervisor or our Nominating and Corporate Governance Committee chairman.
We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner. A copy of our Code of Business Conduct and Ethics is available at www.encorewire.com under the “Investors” section.
Related Party Transactions
The Company buys reels on which wire is wound, from Lone Star Reel Corporation as well as other reel suppliers. Reels of various types are used by the Company to wind both in process and finished wire. Lone Star Reel is 40% owned by the son-in-law of Donald E. Courtney, a nominee for director. This same ownership group owns Aegis Pallet, which sell pallets to the Company. The Company buys pallets from several suppliers, including Aegis Pallet. The Audit Committee of the Board of Directors has approved the continued use of Lone Star Reel and Aegis Pallet as suppliers subject to continued determinations that any and all such purchases are at prices no less favorable than are available from non-affiliated parties. During the year ended December 31, 2008, the Company paid Lone Star Reel approximately $5,058,000, and Aegis Pallet approximately $577,000.

The Company uses Best H & A Trucking for a minor percentage of its freight services. Best H & A is one of many freight carriers the Company does business with. Best H & A Trucking is wholly-owned by Mrs. A. Jones, the mother of Daniel L. Jones, a nominee for director and the Company’s President and Chief Executive Officer. The Audit Committee of the Board of Directors has approved the continued use of the transportation services of Best H & A Trucking and determined that these services are at rates no less favorable than are available from non-affiliated parties. During the year ended December 31, 2008, the Company paid Best H & A Trucking approximately $300,000 for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers.
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Based on the recommendation of the Audit Committee, Ernst & Young LLP, which has served as the Company’s independent registered public accounting firm since the Company’s inception, has been appointed by the Board of Directors to serve as independent auditors of the Company for the year ending December 31, 2009, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders’ approval of this appointment. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2008 and 2007, and fees billed for other services rendered by Ernst & Young LLP during 2008 and 2007:

	2008	2007

Audit Fees (a)	$545,735	$503,770
Audit-Related Fees (b)	25,000	38,500
Tax Fees (c)	—	—
All Other Fees (d)	—	2,706

Total	$570,735	$544,976

(a)	Audit Fees

Fees and expenses paid to Ernst & Young LLP for the audit of internal control over financial reporting and of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, the reviews of the interim consolidated financial information included in the Company’s Quarterly Reports on Form 10-Q, consultations concerning financial accounting and reporting, and reviews of documents filed with the SEC and related consents.

(b)	Audit-Related Fees

Fees and expenses paid to Ernst & Young LLP for consultation on internal control matters, benefit plans and other special audits.

(c)	Tax Fees

Fees and expenses paid to Ernst & Young LLP for tax compliance, tax planning, and tax advice.

(d)	All Other Fees

Consists of fees for annual access to Ernst & Young LLP online accounting research database.
The Audit Committee considered the level of fees rendered by Ernst & Young LLP and concluded that the services were compatible with maintaining Ernst & Young LLP’s independence.
The Audit Committee pre-approves audit and permissible non-audit services provided by the independent auditor. The fees enumerated above for 2008 were all pre-approved by the Audit Committee. The Audit Committee follows certain procedures regarding the pre-approval of services provided by the independent auditor. Under these procedures, pre-approval is generally provided for up to one year and any pre-approval is detailed and specific as to the particular service to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting of the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2009.
STOCKHOLDER PROPOSALS AND OTHER MATTERS
It is contemplated that the 2010 annual meeting of Stockholders of the Company will take place on May 4, 2010. Stockholder proposals for inclusion in the Company’s proxy materials for the 2010 annual meeting of Stockholders must be received by the Company at its offices in McKinney, Texas, addressed to the Secretary of the Company, not less than 120 days in advance of the date that is one year after this proxy statement is first distributed to stockholders; provided, that if the 2010 annual meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2008, all of the Company’s directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements.
ANNUAL REPORT
The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2008 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.
OTHER BUSINESS
At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2009 Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.

By	Order of the Board of Directors

Frank J. Bilban,
Vice President — Finance, Treasurer,
Secretary and Chief Financial Officer

ANNEX A
Audit Committee Charter
ENCORE WIRE CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
I. PURPOSE
          This Charter (“Charter”) shall govern the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Encore Wire Corporation, a Delaware corporation (the “Corporation”). The purpose of the Committee is to (1) manage the engagement of the outside auditors and (2) assist and direct the Board in fulfilling its oversight responsibilities by conducting thorough reviews of: financial statements and reports provided by the Corporation to the government or to the public; the Corporation’s systems of internal controls regarding finance, accounting, and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary responsibilities are to:
•	Monitor the Corporation’s accounting and financial reporting processes and systems of internal controls regarding finance and accounting.

•	Monitor the independence and performance of the Corporation’s outside auditors.

•	Provide an avenue of communication among the Board, the outside auditors, and financial and senior management of the Corporation.

•	Appoint and discharge, in its sole discretion, the corporation’s outside auditors.
In discharging its duties, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and, for this purpose, to engage on behalf of the Committee independent legal, accounting and other advisers at the Corporation’s expense. The Committee shall have sole authority to approve related fees and retention terms.
II. COMPOSITION
The Committee shall be comprised of three or more directors, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of that person’s independent judgment as a member of the Committee. Each member of the Committee shall meet all requirements for independence and experience promulgated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) as applicable to the Corporation. Each member shall be able to read and understand fundamental financial statements, and at least one member shall be a financial expert as defined by the rules and regulations of the Commission and FINRA. Furthermore, no member shall have participated in the preparation of the financial statements of the Corporation or any subsidiary of the Corporation during the past three years.
Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall select a replacement. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee.
III. MEETINGS
The Committee shall meet at least four times annually, and more frequently as circumstances dictate. The Committee, or its Chairman, shall communicate each quarter with the outside auditors and management to review the Corporation’s interim financial statements in accordance with Section V.2., below. The Committee shall meet at least annually with management and the outside auditors in accordance with Section V.3., below. Such meetings and communications shall be, either in person or by conference telephone call, and shall be separate or together, at the discretion of the Committee.

IV. ACCOUNTABILITY
The independent auditor’s shall be ultimately accountable to the Committee, as representatives of the Corporation’s shareholders. The Committee shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors.
V. RESPONSIBILITIES
The responsibility of the Committee shall be to oversee the Corporation’s financial reporting process on behalf of the Board and to report the results of such oversight activities to the Board and to the shareholders of the Corporation. The responsibility of management is to prepare the Corporation’s financial statements. The responsibility of the outside auditors is to audit those financial statements. To fulfill its responsibilities the Committee shall:
Documents/Reports Review
1.	Review and reassess the adequacy of this Charter, at least annually, as conditions dictate.

2.	Prior to filing, review each Form 10-Q Quarterly Report for the Corporation with management and the outside auditors, in accordance with Statement on Auditing Standards No. 71 (“SAS No. 71”), and considering Statement on Auditing Standards No. 61 (“SAS No. 61”) as it relates to interim financial information.

3.	Prior to filing, review and discuss the audited financial statements of the Corporation with management and the outside auditors, with specific attention to those matters required to be discussed by SAS No. 61.

4.	Receive that formal written statement required by the applicable requirements of the Public Company Accounting Oversight Board from the outside auditors and discuss with them that statement and their independence from management and the Corporation.

5.	Based on the review and discussions set forth above, determine whether to recommend to the Board that the audited financial statements of the Corporation be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

6.	Ascertain whether the members of the Committee continue to be independent (as heretofore defined) with respect to management and the Corporation.

7.	Review as received the regular internal reports to management prepared by the financial staff and discuss them with management as necessary.
Outside auditors
8.	Exercise its sole discretion in determining the appointment, funding and discharge of the Corporation’s outside auditors.

9.	Prior to commencement of work on the annual audit by the outside auditors, discuss with them the overall scope and plan for their audit and discuss with management and the outside auditors the adequacy and effectiveness of the Corporation’s accounting and financial controls.

10.	Review and pre-approve all auditing services and permitted non-audit services (including fees and terms thereof) to be performed for the Corporation by its outside auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act; provided, however, that the following services are not “permitted non-audit services”:
o	bookkeeping or other services related to the accounting records or financial statements of the audit client;

o	financial information systems design and implementation;

o	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

o	actuarial services;

o	internal audit outsourcing services;

o	management functions or human resources;

o	broker or dealer, investment adviser, or investment banking services;

o	legal services and expert services unrelated to the audit; and

o	any other service that the Committee determines, by regulation, is impermissible.
11.	Provide an open avenue of communication among the outside auditors, financial and senior management and the Board and resolve disagreements between management and the outside auditors regarding financial reporting.

12.	Instruct the outside auditors that the outside auditors are ultimately responsible to, and shall report directly to, the Committee.

13.	Review and discuss reports from the outside auditors on:
o	all critical accounting policies and practices to be used;

o	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor; and

o	other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.
14.	Obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act and assurance that Section 10A(b) of the Exchange Act has not been implicated.
Financial Reporting Processes
15.	Review and discuss with the outside auditors their evaluation of the Corporation’s financial reporting processes, both internal and external.

16.	Review and discuss with the outside auditors’ their judgment about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

17.	With respect to reporting and recommendations:
o	to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the Securities and Exchange Commission;

o	to review this Charter at least annually and recommend any changes to the full Board; and

o	to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate, including recommending to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.
Process Improvement
18.	Review and discuss with the outside auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been or can be implemented.

19.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Legal Matters
20.	Review, with the Corporation’s counsel (a) legal compliance matters and (b) other legal matters that could have an impact on the Corporation’s financial statements.

21.	Review disclosures made to the Committee by the Corporation’s CEO and CFO, during their certification process for the Form 10-K and Form 10-Q, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.
Other Matters
22.	Review all related party transactions in accordance with the Corporation’s Related Party Transactions Policy for potential conflicts of interest on an ongoing basis and pre-approve any such transactions.
Adopted: February 13, 2004
Last Amended: February 16, 2009

ANNUAL MEETING OF STOCKHOLDERS OF ENCORE WIRE CORPORATION May 5, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.proxydocs.com/WIRE Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. —— —— 20630000000000000000 6 050509 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: 2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY NOMINEES: FOR THE YEAR ENDING DECEMBER 31, 2009. FOR ALL NOMINEES O Daniel L. Jones O William R. Thomas, III 3. The above-named attorney and proxy (or his substitute) is authorized to vote WITHHOLD AUTHORITY O Donald E. Courtney in his discretion upon such other business as may properly come before the FOR ALL NOMINEES O Thomas L. Cunningham meeting or any adjournment or postponement thereof. O John H. Wilson FOR ALL EXCEPT O Scott D. Weaver This proxy when properly executed will be voted in the manner directed hereby (See instructions below) by the undersigned stockholder. If no direction is made, this proxy will be voted FOR management’s nominees for election as directors and FOR each of the other proposals set forth above. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 ENCORE WIRE CORPORATION THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints DANIEL L. JONES and FRANK J. BILBAN, and each of them, as the undersigned’s attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of ENCORE WIRE CORPORATION (the “Company”) held of record by the undersigned on March 16, 2009, at the annual meeting of stockholders to be held on May 5, 2009 or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 14475